Exhibit 99.1

National Research Council and Lexaria Bioscience Commence Laboratory Work

Kelowna, British Columbia – July 20, 2017 – Lexaria Bioscience Corp. (OTCQB: LXRP) (CSE: LXX) (the “Company” or “Lexaria”) announces the start of laboratory work under its collaborative research program with the National Research Council of Canada (“NRC”), following the completion of preparation initiatives announced on March 14, 2017.

As earlier reported, several studies will be initiated in the coming months designed to optimize Lexaria’s patented technology enabling delivery of lipophilic active agents within foods, beverages, capsules and other ingestible formats. These studies will investigate lipophilic active agent classes including cannabinoids, vitamins, NSAIDs, and nicotine.

Advanced analytical techniques including mass spectrometry and nuclear magnetic resonance testing will be used to evaluate the chemical nature of the molecular association that Lexaria’s technology is believed to form between lipophilic active agents and the flavor and delivery enabling fatty acid agents that are integral to Lexaria’s formulation methodologies. Practical applications of this work could include further broadening or strengthening of Lexaria’s intellectual property portfolio and may also provide the foundation for new commercial arrangements.

“We are delighted to have commenced formulation development and characterization work together with the NRC,” stated John Docherty, president of Lexaria Bioscience. “The NRC team has extensive knowledge and experience in the field of lipid based delivery systems relating to pharmaceutical products, natural health products and functional foods. This collaboration will significantly assist Lexaria in further developing and characterizing its IP portfolio.”

Additional information will be released upon completion and interpretation of test results.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and was granted its first patents in the USA and in Australia related to edible forms of cannabinoids. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. www.lexariabioscience.com

For regular updates, connect with Lexaria on Facebook (https://www.facebook.com/Lexaria-Corp-106280556370600/) and Twitter (https://twitter.com/lexariacorp)

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods, Ambarii, and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.